                                                                     Exhibit 1.1

                                                                  CONFORMED COPY






                                K N ENERGY, INC.



                                    9,310,000

        8.25% PREMIUM EQUITY PARTICIPATING SECURITY UNITS - PEPS(SM) UNITS







                             UNDERWRITING AGREEMENT








November 19, 1998

                                                               November 19, 1998




Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Petrie Parkman & Co., Inc.
Salomon Smith Barney Inc.
Jefferies & Company, Inc.
NationsBanc Montgomery Securities LLC
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036


Dear Sirs and Mesdames:

         K N Energy, Inc., a Kansas corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES"), subject to the terms and conditions stated herein, an aggregate of 9,310,000 8.25% Premium Equity Participating Security Units -PEPS(SM) Units (the "UNDERWRITTEN SECURITIES") of the Company. Each Security (as defined below) will consist of (a) a stock purchase contract (a "PURCHASE CONTRACT") under which (i) the holder of the Security will purchase from the Company on November 30, 2001, for an amount in cash equal to the stated amount per Security of $43 (the "STATED AMOUNT"), a number of shares of common stock, par value $5.00 per share, of the Company (the "COMMON STOCK"), as set forth in such Purchase Contract and (ii) the Company will pay contract fees as set forth in such Purchase Contract (the "CONTRACT FEES") to the holder of the Security, and (b) 5.875% United States Treasury Notes due November 30, 2001 that are held through the Treasury/Reserve Automated Debt Entry System ("TREASURY NOTES") having a principal amount equal to the Stated Amount, or security entitlements in respect thereof. In connection therewith, the Underwriters will, subject to the terms and conditions stated herein, purchase Treasury Notes (or security entitlements in respect thereof) at the direction of the Company and for the benefit of the holders of the Securities, which Treasury Notes (or security entitlements in respect thereof) will be pledged by the holders of the Securities to The Chase Manhattan Trust Company, National Association, as collateral agent for the Company (the "COLLATERAL AGENT"). Additionally, the Company proposes to issue and sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Securities, at the option of the Underwriters, up to an additional 1,396,000 Securities (the "OPTION SECURITIES") and, in the event any such Option Securities are purchased, the Underwriters propose to purchase and pledge to the Collateral Agent the additional Treasury Notes (having an aggregate principal amount equal to the aggregate Stated Amount times the number of Option Securities to be purchased by the Underwriters upon the exercise of such option), or security entitlements in respect thereof, constituting a part of such Option Securities. The Underwritten Securities and any Option Securities are herein referred to as the "SECURITIES". The Common Stock will have attached thereto rights (the "RIGHTS") issued pursuant to a Rights Agreement (the "RIGHTS AGREEMENT") dated as of August 21, 1995 between the Company and The Bank of New York, as Rights Agent. The Company and U.S. Bank Trust National Association, as Purchase Contract Agent (the "AGENT") propose to enter into a Purchase Contract Agreement (the "PURCHASE CONTRACT AGREEMENT") to be dated as of the Closing Date (as defined below). The Company and the Collateral Agent propose to enter into a Pledge Agreement (the "PLEDGE AGREEMENT") to be dated as of the Closing Date. The Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement are herein collectively referred to as the "PEPS AGREEMENTS".

         The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form S-3 (registration no. 333-55921), including a related prospectus, relating to the registration of certain securities of the Company including the Securities (collectively, the "SHELF SECURITIES"), to be sold from time to time by the Company. Such registration statement also constitutes post-effective amendment number 1 to registration statement no. 333-44421 (the "PRIOR REGISTRATION STATEMENT"). The registration statement as amended at the date of this Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, together with the Prior Registration Statement, is hereinafter referred to as the "REGISTRATION STATEMENT" and the prospectus included therein relating to the Shelf Securities, in the form first used to confirm sales of the Securities, is hereinafter referred to as the "BASIC PROSPECTUS." The Basic Prospectus, as supplemented by the prospectus supplement dated November 19, 1998 (the "PROSPECTUS SUPPLEMENT"), relating to the Securities, in the form first used to confirm sales of the Securities is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, any preliminary prospectus, the Basic Prospectus or the Prospectus shall include the documents incorporated therein by reference. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus. Concurrently with the offering of Securities, the Company intends to offer $400 million aggregate principal amount of senior unsecured notes (the "DEBT OFFERING").

         On January 30, 1998, the Company acquired from Occidental Petroleum Corporation ("OCCIDENTAL") all of the capital stock of MidCon Corp. ("MIDCON") and a short-term note in the aggregate principal amount of $1.39 billion for $2.1 billion in cash and another short-term note in the aggregate principal amount of $1.39 billion (the "ACQUISITION"). Upon the consummation of the Acquisition, MidCon became a wholly owned subsidiary of the Company. MidCon, MidCon Texas Pipeline Operator, Inc. and Natural Gas Pipeline Company of America, K N Gas Gathering, Inc., K N Interstate Gas Transmission Co. and K N Services, Inc. are referred to herein as "SIGNIFICANT SUBSIDIARIES".

           1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

              (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

              (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) on the original effective date of the Registration Statement, and on the effective date of the most recent post-effective amendment thereto, if any, the Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the

            Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter or its counsel through you expressly for use therein.

              (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Kansas, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

              (d) Each Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole; all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

              (e) This Agreement has been duly authorized, executed and
            delivered by the Company.

              (f) The Securities and the PEPS Agreements have been duly
            authorized and, at the Closing Date or, in the case of Purchase Contracts constituting part of the Option Securities, the Option Closing Date, will have been duly executed and delivered by the Company, and, as of the Closing Date or the Option Closing Date, as the case may be, assuming due authorization, execution and delivery by parties other than the Company thereunder, the PEPS Agreements will be valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws relating to or affecting creditors' rights generally and general principles of equity. The Securities and the PEPS Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

              (g) The shares of Common Stock to be issued and sold by the
            Company pursuant to the Purchase Contracts upon settlement thereof have been duly and validly authorized and reserved for issuance. Such Common Stock, when issued and delivered in accordance with the provisions of the PEPS Agreements, will be duly authorized, validly issued, fully paid and non-assessable, and the issuance of such Common Stock will not be subject to any preemptive or similar rights.

              (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

              (i) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

              (j) The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the shares of Common Stock upon settlement of the Purchase Contracts constituting a part of the Securities, will be validly issued, and the shares of Class B Junior Participating Series Preferred Stock issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance, and when issued upon the exercise of the Rights in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

              (k) The execution and delivery by the Company of, and the
            performance by the Company of its obligations under, this Agreement and the PEPS Agreements and the consummation of the transactions contemplated in this Agreement and the PEPS Agreements and compliance by the Company with its obligations under this Agreement and the PEPS Agreements will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its

            Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except the registration of the Securities under the Securities Act and such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

              (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

              (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or the documents incorporated therein by reference or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

              (n) Each preliminary prospectus relating to the Securities filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

              (o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants

            ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (q) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

              (r) To the knowledge of the Company, no person or corporation which is a "holding company" or a "subsidiary of a holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to its knowledge, a "subsidiary of a holding company" as so defined.

              (s) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, including, without limitation, the Federal Energy Regulatory Commission, necessary to conduct their respective businesses as described in the Prospectus, except when the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (t) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly in all material respects the financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

              (u) The pro forma financial statements of the Company, and the related notes thereto, included in the Prospectus present fairly in all material respects the pro forma financial position of the Company, as of the dates indicated and the results of their operations for the periods specified; the pro forma combined financial information, and the related notes thereto, included in the Prospectus has been prepared in accordance with the applicable requirements of the Exchange Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable.

              (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

           2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the number of Underwritten Securities set forth in Schedule I hereto opposite the name of such Underwriter. In connection therewith, the Underwriters agree to purchase, at the direction of the Company and for the benefit of the holders of the Securities, the Treasury Notes (or security entitlements in respect thereof) constituting a part of the Underwritten Securities. The Treasury Notes (or security entitlements in respect thereof) will be pledged to the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the giving by the Underwriters to the securities intermediary in respect of their security entitlements with respect to the Treasury Notes to be pledged on the Closing Date (as defined below) in accordance with the Pledge Agreement of entitlement orders directing such securities intermediary to credit, or to instruct the securities intermediary with whom the Collateral Agent maintains the applicable securities account to credit, the securities account of the Collateral Agent with security entitlements in respect of such Treasury Notes and the crediting by such securities intermediary of such security entitlements to such securities account.

         The purchase price per Underwritten Security (the "PURCHASE PRICE") to be paid by the Underwriters shall be $41.71, all of which shall be paid by the Underwriters in the form of the purchase of the Treasury Notes (or security entitlements in respect thereof) constituting a part of the Underwritten Securities as provided above. The Company agrees to pay to the Underwriters an amount per Underwritten Security (the "ADDITIONAL PURCHASE PRICE") representing the difference between the purchase price (exclusive of any accrued interest) of the Treasury Notes (or security entitlement in respect thereof) constituting a part of the Underwritten Securities and the principal amount thereof.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,396,000 Option Securities. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Option Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Option Securities may be purchased as provided in
Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Securities. If any Option Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Option Securities to be purchased as the number of Underwritten Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Underwritten Securities.

         In connection with the purchase of any Option Securities, the Underwriters agree to purchase, at the direction of the Company and for the benefit of the holders of the Securities, the Treasury Notes (or security entitlements in respect thereof) constituting a part of such Option Securities. The Treasury Notes (or security entitlements in respect thereof) will be pledged to the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the giving by the Underwriters to the securities intermediary in respect of their security entitlements with respect to the Treasury Notes to be pledged on the Option Closing Date (as defined below) in accordance with the Pledge Agreement of entitlement orders directing such securities intermediary to credit, or to instruct the securities intermediary with whom the Collateral Agent maintains the applicable securities account to credit, the securities account of the Collateral Agent with security entitlements in respect of such Treasury Notes and the crediting by such securities intermediary of such security entitlements to such securities account.

         The purchase price per Option Security to be paid by the Underwriters shall be the Purchase Price, all of which shall be paid by the Underwriters in the form of the purchase of the Treasury Notes (or security entitlements in respect thereof) constituting a part of the Option Securities purchased by the Underwriters as provided above. The Company agrees to pay to the Underwriters an amount per Option Security purchased by the Underwriters equal to the Additional Purchase Price. Any difference between the purchase price paid by the Underwriters for the Treasury Notes (or security entitlement with respect thereof) constituting a part of the Option Securities purchased by the Underwriters and the Underwritten Securities Treasury Note Purchase Price shall be for the account of the Underwriters.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the final prospectus supplement included in the Prospectus, (i) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities, Purchase Contracts or shares of Common Stock or any securities convertible into or exercisable or exchangeable for Securities, Purchase Contracts or Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, Purchase Contracts or Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities, Purchase Contracts or Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company of shares of Common Stock pursuant to, or the grant of options under the Company's existing stock option, employee benefit or dividend reinvestment plans or in connection with the Thermo acquisition (as described in the Prospectus), or (C) the issuance of shares of Common Stock by the Company in connection with future acquisitions provided that the recipients of such shares agree to be bound by the transfer restrictions set forth herein.

           3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

           In connection with the transactions contemplated by this Agreement, the Company agrees to pay to the Underwriters an underwriting commission of $1.29 per Security (the "UNDERWRITING COMMISSION") purchased by the Underwriters.

           4. Payment and Delivery. Delivery to you for the accounts of the several Underwriters of the certificates for the Underwritten Securities, or delivery to a securities intermediary designated by you of such certificates and crediting to your securities account at such securities intermediary for the account of the several Underwriters of security entitlements in respect of the Underwritten Securities, against, in either case, crediting to the securities account of the Collateral Agent of security entitlements in respect of the Treasury Notes constituting a part of the Underwritten Securities as set forth above, and payment to you of the Underwriting Commission with respect to the Underwritten Securities by wire transfer in immediately available funds to an account specified by you to the Company shall be made at 10:00 a.m., New York City time, on the fourth business day after the date of this Agreement, or at such other time on the same or such other date, not later than nine business days after the date of this Agreement as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

           Delivery to the Representatives for the accounts of the several Underwriters of the certificates for the Option Securities purchased by the Underwriters, or delivery to a securities intermediary designated by the Representatives of such certificates and crediting to your securities account at such securities intermediary for the accounts of the several Underwriters of security entitlements in respect of such Option Securities, against, in either case, crediting to the securities account of the Collateral Agent of security entitlements in respect of the Treasury Notes constituting a part of such Option Securities as set forth above, and payment to the Representatives of the Underwriting Commission with respect to such Option Securities in the manner set forth above shall be made at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than 10 business days after the expiration of the Underwriters' option to purchase Option Securities as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

         The certificates, if any, for the Securities purchased by the Underwriters shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates, if any, evidencing the Underwritten Securities or Option Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Underwritten Securities or Option Securities to the Underwriters duly paid, against payment of the Purchase Price and the Additional Purchase Price therefor and the Underwriting Commission with respect to such Securities.

           5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following further conditions:

              (a) no stop order suspending the effectiveness of the Registration
            Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

              (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                     (i) there shall not have occurred any downgrading, nor
              shall any notice have been given of any intended or potential downgrading or of any review for a possible change that is with negative implications, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any
              development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the execution and delivery of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

              (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, and signed by each of the chief executive officer and the chief financial officer of the Company, to the effect set forth in Section 5(b)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

              (d) The Underwriters shall have received on the Closing Date an opinion or opinions of Simpson Thacher & Bartlett, outside counsel for the Company, to the effect set forth in Exhibit A-1, an opinion of Martha Wyrsch, Esq., Vice President, General Counsel and Secretary of the Company, to the effect set forth in Exhibit A-2, and an opinion of Polsinelli, White, Vardeman & Shalton, Kansas counsel to the Company, to the effect set forth in Exhibit A-3, in each case dated as of the Closing Date. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

              (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

              (f) The Underwriters shall have received on each of the date hereof and on the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to each of the Company and MidCon contained in or incorporated by reference in the Registration Statement and the Prospectus; provided that such letters delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof.

              (g) The "lock-up" agreements, each substantially in the form of
            Exhibit A hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of Common

            Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

              (h) As of the Closing Date, the Securities and the shares of
            Common Stock issuable upon settlement of the Purchase Contracts constituting part of the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

              (i) The Company shall have obtained all consents, waivers and/or amendments under the Bank Facility (as defined in the Prospectus) necessary to consummate the Offering.

            The several obligations of the Underwriters to purchase Option Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Securities and other matters related to the issuance of the Option Securities.

           6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

              (a) To furnish to you, without charge, seven signed copies of the
            Registration Statement (including exhibits and documents incorporated by reference thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and, during the period mentioned in Section 6(d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

              (b) During the period in which the Prospectus is required by law to be delivered in connection with sales of the Securities, before amending or supplementing the Registration Statement or the Prospectus, (including by filing any document that would as a result thereof be incorporated by reference in the Prospectus) to furnish to you a copy of each such proposed amendment, supplement or other document and not to file any such proposed amendment, supplement or other document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

              (c) During the period when the Prospectus is required by law to be delivered in connection with sales of the Securities, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (d) If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters or counsel for the Company the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

              (e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as the Underwriters shall reasonably request.

              (f) To make generally available to the Company's security holders and to you as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

              (g) To use its best efforts to effect the listing of the
            Securities and the shares of Common Stock issuable upon settlement of the Purchase Contracts constituting a part of the Securities on The New York Stock Exchange.

              (h) For a period of five years after the Closing Date, to furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

            7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities law as provided in Section 6(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, if any, incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by rating agencies for the rating of the Securities, (vi) all costs and expenses incident to listing the Securities and the shares of Common Stock issuable upon settlement of the Purchase Contracts constituting part of the Securities on any national securities exchanges, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar or depositary for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,

Section 8 entitled "Indemnity and Contribution", and the last paragraph of
Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

            8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you or through your counsel expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriters, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you or through your counsel expressly for use in the

Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total price to public less underwriting discounts and commissions, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the total price to public of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company (including information relating to MidCon) or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

            (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

            9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

            10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwritten Securities and the aggregate number of Underwritten Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Underwritten Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Underwritten Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case you shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Securities or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       K N ENERGY, INC.


                                       By:   s:\\ Rose M. Robeson
                                             --------------------
                                             Name: Rose M. Robeson
                                             Title: Vice President and Treasurer



Accepted as of the date hereof

MORGAN STANLEY & CO.
  INCORPORATED
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.
JEFFERIES & COMPANY, INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
PETRIE PARKMAN & CO., INC.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:   Morgan Stanley & Co. Incorporated


By:   s:\\ Bryan Andrzejewski
      ----------------------
      Bryan Andrzejewski
      Vice President

                                                                      SCHEDULE I





                                                           NUMBER-OF
                                                      UNDERWRITTEN SECURITIES
    UBDERWRITTERS                                        TO BE PURCHASED
------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated....................   1,855,100
Merrill Lynch, Pierce, Fenner & Smith                   1,855,100
         Incorporated................................
Goldman, Sachs & Co..................................   1,406,980
Petrie Parkman & Co., Inc............................   1,406,980
Salomon Smith Barney Inc.............................   1,406,980
Jefferies & Company, Inc.............................     464,430
NationsBanc Montgomery Securities LLC................     464,430
Edward D. Jones & Co., L.P...........................     150,000
A.G. Edwards & Sons, Inc.............................     150,000
Dain Rauscher Incorporated...........................     150,000

                                                        ---------
         Total:......................................   9,310,000
                                                        =========

                                                                       EXHIBIT A


                                 LOCK-UP LETTER


                                              _______________ __, 1998

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Goldman Sachs & Co.
Salomon Smith Barney Inc.
Jefferies & Company, Inc.
NationsBanc Montgomery Securities LLC
Petrie Parkman & Co., Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with K N Energy, Inc., a Kansas corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of an aggregate of 8,000,000 ___% Premium Equity Participating Security Units -PEPS(SM) Units (each a, "SECURITY") which require any holder of a Security to, among other things, purchase from the Company, on a future date, shares of the Company's common stock (par value $5.00 per share) (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of the Underwriting Agreement and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (except that none of the following shall limit the undersigned's rights under any existing stock option or employee benefit plans (as such plans are in effect on the date hereof)), it being understood that any shares of Common Stock acquired pursuant to such plans shall otherwise be subject to the terms of this lock-up letter), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Securities or shares of Common Stock or any securities convertible into or exercisable or exchangeable for any Securities or shares of Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities or shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, Common Stock or such other securities, in cash or otherwise.

         The undersigned hereby acknowledges that, notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any or all of his or her shares of Common Stock either during his or her lifetime or on death by gift, will or intestacy (i) to his or her immediate family, (ii) to a trust, partnership or other entity, the beneficiaries, partners or equity holders of which are exclusively the undersigned and/or a member or members of his or her immediate family or (iii) to his or her alma mater; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this lock-up letter, and there shall be no further transfer of such shares of Common Stock except in accordance with this lock-up letter. For purposes of this paragraph, "immediate family" shall mean a lineal descendant, spouse, adopted child, father, mother, brother or sister of the transferor and the spouses, adopted children and lineal descendants of any of the foregoing.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                            Very truly yours,


                                            ----------------------------------
                                            (Name)

                                            ----------------------------------
                                            (Address)

                                                                     EXHIBIT A-1


                         OPINION OF OUTSIDE COUNSEL FOR
                                   THE COMPANY

         The opinion of Simpson Thacher & Bartlett, outside counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement, shall be to the effect that:

         (i) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

         (ii) The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, the PEPS Agreements and the Securities will not violate any federal or New York statute or any rule or regulation that has been issued pursuant to any federal or New York statute or any order known to such counsel issued pursuant to any federal or New York statute by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or properties, and no consent, approval, authorization, order, registration, or qualification of or with, any federal or New York governmental body or agency or, to our knowledge, any federal or New York court is required for the issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement, the PEPS Agreements and the Securities except for registration under the Act of the Securities and such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Securities by the Underwriters;

         (iii) Assuming that the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts constituting a part of the Securities being delivered at the Closing Date or Option Closing Date, as the case may be, and the Securities have been duly authorized, executed and delivered by the Company, each is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principals of equity; provided, however, that the rights and remedies of the Agent and the Collateral Agent provided in Sections 4.02 and 5.08 of the Purchase Contract Agreement and Section 5(a) of the Pledge Agreement upon the occurrence of a Termination Event will not be limited under the Bankruptcy Code (11 U.S.C. 101 et seq.); provided, however, that procedural restrictions respecting

                                      A-1-1
relief from the automatic stay under Section 362 of the Bankruptcy Code may affect the timing of the exercise of such rights and remedies;

         (iv) Assuming that (1) the Pledge Agreement has been duly authorized, executed and delivered by the Agent on behalf of each of the holders of the Securities (the "HOLDERS"), (2) the Agent is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, (3) the Agent and each of the Holders has full power, authority and legal right (including, without limitation, any legal right dependent upon there being no necessary governmental approvals or filings and no conflict with laws, governing documents or contracts) to make and perform its obligations under the Pledge Agreement,
(4) the Pledge Agreement is the legal, valid, binding and enforceable obligation of the Agent on behalf of each of the Holders, and (5) the Agent and each Holder have sufficient rights in the Treasury Notes (or security entitlements in respect thereof) for the security interest of the Collateral Agent for the benefit of the Company to attach, then (a) the Pledge Agreement creates a valid security interest in such Treasury Notes (or security entitlements in respect thereof) and, subject to Section 9-306 of the Uniform Commercial Code as in effect in the State of New York on the date hereof (the "UCC"), the proceeds thereof, to secure the obligations of the Holders under the Purchase Contracts and (b) assuming that (i) the securities intermediary with whom the Collateral Agent maintains the securities account to which such security entitlements have been credited (x) has not and will not agree to comply with entitlement orders originated by any person other than the Collateral Agent in respect of such security entitlements and (y) has waived any security interest or lien on such security entitlements in its favor (other than any such security interest or lien arising under the Pledge Agreement) and (ii) none of the Collateral Agent, the Agent or any Holder has any notice of any adverse claim thereto, upon the crediting by such securities intermediary of security entitlements in respect of such Treasury Notes to a securities account of the Collateral Agent on the books of such securities intermediary, such security interest shall be a perfected security interest (as to which the Collateral Agent shall have control), subject to no prior security interest arising under the UCC or 31 C.F.R. Section 357, subject to customary qualifications reasonably acceptable to the Representatives;

         (v) The statements in the Prospectus under the captions, "Description of Stock Purchase Contracts and Stock Purchase Units", "Description of the PEPS Units," "Description of the Purchase Contracts," and "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement", insofar as they purport to constitute summaries of the terms of the Securities or the PEPS Agreements, constitute accurate summaries of the terms of the Securities or the PEPS Agreements, as the case may be, in all material respects;


                                      A-1-2

         (vi) The statements made in the Prospectus under the caption "United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

         (vii) The Company is not an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended; and

         (viii) Such counsel (A) is of the opinion that the Registration Statement, as of its effective date, and Prospectus, as of the date of the Underwriting Agreement, (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) the Registration Statement at the time the Registration Statement became effective or on the effective date of the most recent post-effective amendment thereto, if any, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) the Prospectus at the time the Prospectus Supplement was issued or at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                       A-1-3

                                                                     EXHIBIT A-2

                    OPINION OF GENERAL COUNSEL OF THE COMPANY

         The opinion of Martha B. Wyrsch, Esq., Vice President, General Counsel and Secretary of the Company, to be delivered pursuant to Section 5(d) of the Underwriting Agreement, shall be to the effect that:

         (i) Each of the Company and the Significant Subsidiaries (i) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) holds all material approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus, except where the failure to hold such approvals, authorizations, orders, licenses, certificates and/or permits would not, singularly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (ii) Each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus except to the extent that the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (iii) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all of such shares are owned by the Company either directly or through one or more subsidiaries free and clear of any pledge, security interest, claims, lien or other encumbrance;

         (iv) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

         (v) The shares of Common Stock outstanding prior to the issuance of the Securities, have been duly authorized and validly issued and are fully paid and non-assessable and none of such shares of Common Stock was issued in violation of the preemptive or other similar rights known to such counsel of any securityholder of the Company;


                                     A-2-1

         (vi) The shares of Common Stock issuable upon settlement of the Purchase Contracts constituting a part of the Securities have been duly authorized and reserved for issuance and such Common Stock, when issued and delivered by the Company against payment therefor in accordance with the provisions of the Purchase Contracts, will be validly issued, fully paid and nonassessable and the issuance of such Common Stock is not subject to any preemptive or other similar rights arising by law;

         (vii) Each of the Securities, the Underwriting Agreement, the PEPS Agreements and the Rights Agreement has been duly executed and delivered by the Company;

         (viii) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required;

         (ix) The descriptions included in or incorporated by reference in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly summarize the matters referred to therein;

         (x) No consent, approval, authorization or order of any court or governmental agency or body is required to be obtained by the Company or any subsidiary for the consummation of the transactions contemplated herein in connection with the purchase and sale of the Securities by the Underwriters, except such approvals (specified in such opinion) as have been obtained;

         (xi) The execution and delivery by the Company of the Underwriting Agreement, the PEPS Agreements, the consummation by the Company of the transactions contemplated therein and in the Registration Statement (including the issuance and delivery of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with the terms of the Underwriting Agreement do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any Significant Subsidiary under (A) any indenture, mortgage or loan agreement, or any other agreement or

                                      A-2-2
instrument known to such counsel, to which the Company or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject, (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to such counsel having jurisdiction over the Company or any Significant Subsidiary or any of its properties (except, in the case of subclauses (A) and (B) hereof, for such conflicts, breaches or defaults, liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise or the transactions contemplated by the Underwriting Agreement);

         (xii) The Company and the Significant Subsidiaries hold all requisite Certificates of Public Convenience and Necessity from the Federal Energy Regulatory Commission to enable them to carry on the respective businesses in which they are engaged;

         (xiii) To the knowledge of such counsel (after due inquiry), none of the Company or any Significant Subsidiary is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or Prospectus or filed as an exhibit to the Registration Statement;

         (xiv) To the knowledge of such counsel, after due inquiry, no person or corporation which is a "holding company" or a "subsidiary of a holding company," within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to the knowledge of such counsel, after due inquiry, a "subsidiary of a holding company" as so defined; and

         (xv) The documents incorporated by reference in the Prospectus (except for the consolidated financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.

                                      A-2-3

         In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus (including the documents incorporated by reference therein) and participated in conferences with representatives of your legal counsel and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall also state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as stated above, such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention which lead such counsel to believe that
(A) the Registration Statement or any amendments thereto (other than the financial statements, the Statements of Eligibility and Qualification of the Trustee on Form T-1s and other financial or statistical information included or incorporated by reference therein as to which such counsel need not comment), at the time the Registration Statement initially became effective or on the effective date of the most recent post-effective amendment thereto, if any, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial or statistical information included or incorporated by reference therein as to which such counsel need not comment), at the time the Prospectus Supplement was issued or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinions, such counsel may (A) state that her opinion is limited to the laws of the State of Colorado, the General Corporation Law of the State of Delaware and the federal laws of the United States and (B) rely as to matters involving the application of laws of any jurisdiction other than the State of Colorado or the United States, to the extent deemed proper and specified in such opinion, upon the opinions of Polsinelli, White, Vardeman & Shalton and other local counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                      A-2-4

                                                                     EXHIBIT A-3



                    OPINION OF KANSAS COUNSEL OF THE COMPANY



         The opinion of Polsinelli, White, Vardeman & Shalton, Kansas counsel to the Company, to be delivered pursuant to Section 5(d) of the Underwriting Agreement, shall be to the effect that:

         (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Kansas, with corporate power and authority under such laws to own, lease, and operate its properties and conduct its business as described in the Prospectus;

         (ii) The execution and delivery of each of the Securities, the PEPS Agreements and the Underwriting Agreement has been duly authorized by the Company;

         (iii) The Rights Agreement has been duly authorized by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the shares of Common Stock issuable upon settlement of the Purchase Contracts constituting a part of the Securities, will be validly issued, and the shares of Class B Junior Participating Series Preferred Stock issuable upon exercise of the Rights have been duly authorized by the Company and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable; and

         (iv) No approval, authorization, consent or other action (other than under the securities or blue sky laws of the State of Kansas) is required by any regulatory authority or governmental body of the State of Kansas for the valid issuance, sale, and delivery by the Company of the Securities pursuant to the Underwriting Agreement and to the best of our knowledge, do not result in any breach or violation of any judgment, order or decree of any governmental body, agency or court located in Kansas having jurisdiction over the Company.


                                      A-3-1